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                                                                    EXHIBIT 10.1

                            Translation from Spanish
AGREEMENT ON OPENING OF LOAN AGAINST CURRENT ACCOUNT WITH TRUST GUARANTEE, ENTERED INTO BY:

(A) BY A FIRST PARTY AS THE LENDER, BANCOMER SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO (Bancomer, Variable Capital Stock Corporation, Multiple Banking Institution, Financial Group) GRAND CAIMAN BRANCH, REPRESENTED HEREIN BY MESSRS. JOSE ANTONIO PALACIOS PEREZ AND JOSE LUIS ITURBIDE GUERRA, HEREINAFTER REFERRED TO AS "BANCOMER";

(B) BY A SECOND PARTY AS THE BORROWER, C.R. RESORTS CAPITAL, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (C.R. Resorts Capital, Variable Capital Limited Liability Corporation) REPRESENTED HEREIN BY MR. JOHN MCCARTHY SANDLAND, HEREINAFTER REFERRED TO AS "BORROWER"; AND

(C) BY A THIRD PARTY AS THE GUARANTOR, C.R. RESORTS PUERTO VALLARTA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (C.R. Resorts Puerto Vallarta, Variable Capital Limited Liability CORPORATION) REPRESENTED HEREIN BY MR. JOHN MCCARTHY SANDLAND, HEREINAFTER REFERRED TO AS "GUARANTOR";

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ALL THE ABOVE IN ACCORDANCE WITH THE FOLLOWING ANTECEDENTS, RECITALS AND
CLAUSES:

                             A N T E C E D E N T S

I.- INCORPORATION OF BORROWER, FACULTIES AND POWERS. BORROWER declares through its representative:

(A) That BORROWER is a variable capital limited liability company duly organized and existing as put on record on public deed number fifty thousand eight hundred fifty-seven dated August eleventh nineteen hundred and ninety-seven, drawn up before Luis de Angoitia Becerra, Notary Public number two hundred thirty-one for the Federal District, and entered in the Public Registry of Commerce of the Federal District under Mercantile Folio number 225,005.

(B) That its corporate purpose includes the execution of operations such as those contemplated in this Agreement.

(C) That its representative appointed for this act has the sufficient faculties for its execution and that these not been revoked, limited nor modified in any manner whatsoever, as put on record in the Public Deed mentioned in antecedent
(A) above.


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(D)  That on December first nineteen hundred and ninety-seven, together with
Club Regina Resorts, Inc. (presently Raintree Resorts International, Inc.) it made an issue of securities formed by warrants and promissory notes for a total of US$100'000,000.00 (ONE HUNDRED MILLION DOLLARS 00/100) United States of America Currency, with a 13% (THIRTEEN PERCENT) annual interest payable every six months on the first day of June and the first day of December of each year, starting on June first nineteen hundred and ninety-eight and ending on the first of December of the year two thousand four.

(E) That it has requested BANCOMER for a loan on current account for a principal sum of US$20'000,000.00 (TWENTY MILLION DOLLARS 00/100) United States of America Currency, which shall be subject to the terms and conditions agreed herein, so that it will guarantee payment of interest to the holders of the securities described in the preceding section.

II.- INCORPORATION OF GUARANTOR, FACULTIES AND POWERS. BORROWER declares through its representative:

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(A)  That GUARANTOR it is a variable capital limited liability corporation duly organized and existing, as evidenced in public deed number fifty-five thousand nine hundred thirty dated August eighteenth nineteen hundred and ninety-seven, drawn up before the attestation by Armando Galvez Perez Aragon, Notary Public number one hundred three of the Federal District, and entered in the Public Registry of Commerce of the Federal District under mercantile folio number 102,373.

(B) That its corporate purpose includes the execution of operations such as those contemplated in this Agreement.

(C) That its representative appointed for this act has the sufficient faculties for its execution, same that have not been revoked, limited nor modified in any manner whatsoever, as put on record in Public Deed number 51,260 dated the twenty-second of December nineteen hundred and ninety-seven, drawn up before the attestation by Luis de Angiotia Becerra, Public Notary number two hundred thirty for the Federal District.

(D) That it sustains commercial and partnership relations with BORROWER where it obtained a direct benefit by guaranteeing fulfillment of the liabilities assumed by

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BORROWER and consequently, it is willing to guarantee fulfillment of all and each of the obligations derived for BORROWER'S account according to this Instrument and the other documents connected to it.

III.- INCORPORATION OF BANCOMER, FACULTIES AND POWERS. BANCOMER declares through its representatives:

(A) That it is a multiple banking institution duly authorized to engage in operations inherent to its corporate purpose.

(B) That its representatives appointed for this act have the sufficient faculties for its execution, which have not been revoked, limited nor modified in any manner whatsoever.

                                R E C I T A L S

I.- BORROWER declares:

a) That the execution, delivery and fulfillment of this Agreement and of the Promissory Notes through its representative are operations inherent to its corporate purpose, have been duly authorized and do not infringe its

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articles or incorporation or corporate by-laws; nor any contractual restriction or Law, regulation or order by any court or government body that binds or affects BORROWER or any of its properties.

b) That once subscribed and signed by BORROWER, this Agreement and the Promissory Notes shall constitute legal and valid liabilities for BORROWER, demandable against the latter according to their respective terms.

c) That there is no legal action or judicial proceeding whatsoever that is pending or has been notified to BORROWER that affects BORROWER or might substantially and adversely affect its financial standing or operations, or the legality, validity or demandable condition of this Agreement and/or the Promissory Notes.

d) That per the date of this Agreement it does not face a strike nor a call to strike, nor to the best of its knowledge has any action whatsoever been attempted against itself by its employees which might affect its financial condition or its operations, or the legality, validity or demandable condition of this Agreement and/or the Promissory Notes.

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e)   That it is not in arrears in debts for its account or the agreements which it forms a part of or whereby it could obligated per the date of this Agreement.

f) That it has asked BANCOMER for a loan against currency account with trust guarantee for a principal of as much as US$20'000,000.00 (TWENTY MILLION DOLLARS 00/100) United States of America Currency, which are applied to guarantee payment of interest to the holders of the securities described in Antecedent I (D) hereof.

II.- GUARANTOR declares that it is willing to guarantee fulfillment of the liabilities for BORROWER'S account according to this Agreement through a chattel guarantee over the rights of collection to which it may be entitled derived from the Foreign Trust further referred to, or by creating a Mexican Trust under the terms and conditions established in this Agreement.

III.- BANCOMER declares through its agents that it is willing to open the loan requested for BORROWER, subject to the fulfillment of the terms and conditions contemplated herein.
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In virtue of the foregoing the parties jointly consent to the following:

                                 C L A U S E S

ONE.- DEFINITIONS AND ACCOUNTING TERMS.

(A)  Definitions
When used in this Agreement, the following terms shall have the meaning specified herein, which shall be applicable both in singular as in plural form:

"Foreign Portfolio".- Means the rights of collection derived from the notes collectible and future notes in Dollars from the acquirors of weeks or time-sharing memberships, who are residents outside of domestic territory, owned by GUARANTOR, with individuals or corporations, with all as may correspond to them by fact and by right, including the accessory rights which are documented in the Foreign Trust described. Said Foreign Portfolio must be previously checked and selected by Mancera Hermanos, S.C., Ruiz Urquiza, S.C. or any other public accountant firm acceptable to BANCOMER.

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The Foreign Portfolio includes the rights that derive in favor of Promotora y
Desarrolladora del Pacifico, S. de R.L. de C.V. (Promotora y Desarrolladora del Pacifico, Variable Capital Limited Lability Corporation) from the Foreign Trust, which in virtue of the splitting of said company have been transferred to GUARANTOR.

"National Portfolio".- Means the rights of collection derived from the notes collectible and future notes in Dollars, Pesos and UDIS of the acquirors of weeks or time-sharing memberships, who are residents inside of domestic territory and owned by GUARANTOR, with individuals or corporations, with all as may correspond to them by fact and by right, including the accessory rights, which are documented in the Foreign Trust described. Said Foreign Portfolio must be previously checked and selected by Mancera Hermanos, S.C., Ruiz Urquiza, S.C. or any other public accountant firm acceptable to BANCOMER.

"Cases of Advance Expiration".- Means each of the cases of advance expiration specified in Clause Nineteen of this Agreement.


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"Loan".- Means the loan opened by BANCOMER for BORROWER according to the terms of this Agreement, for up to a principal sum of US$20'000,000.00 (TWENTY MILLION DOLLARS 00/100), United States of America Currency.

"Working Day".- Means days when banks are open to the public for operations or during which they are not authorized to close in the City of Mexico, D.F.

"Drawdown".- Means each drawdown of funds of the Loan made by BORROWER under this Agreement.

"Documents of the Loan".- Means this Agreement, the Promissory Notes and other documents related to this Agreement.

"Dollars and US$.- Means Dollars, United States of America Currency.

"Issue".- Means the issue of securities formed by warrants and promissory notes made by BORROWER on the first of December 1998 jointly with Club Regina Resorts, Inc. (presently Raintree Resorts International Inc.) in the City of New York, New York for a total of US$100'000,000.00 (ONE

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HUNDRED MILLION DOLLARS 00/100) United States of America Currency, with 13%
(THIRTEEN PERCENT) annual interest payable every six months on the first day of June and the first day of December of each year, starting on June first nineteen hundred and ninety-eight and ending on the first of December of the year 2004.

"Payment Date of Interest".- Means each date when BORROWER must pay interest according to the provisions of this Agreement and that shall fall on the last day of the each Interest Period that is running.

"Payment Date of Principal".- Means any date when BORROWER must make a payment to BANCOMER of the principal of the Loan and the Promissory Notes according to this Agreement. Should any Payment Date fall on a Non-Working Day, said Payment Date of Principal shall be understood extended to the immediately next Working Day and said extension must be contemplated in calculating interest.

"Foreign Trust".- Means the trust agreement (US PRODEPA/TRUST) in respect to the Foreign Portfolio executed on October 14, 1993 between Promotora y Desarrolladora del Pacifico, Sociedad Responsabilidad Limitada de Capital

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Variable with U.S. Trust Company of California, N.A., which in virtue of the splitting of said company has been transmitted to C.R. Resorts Puerto Vallarta, Sociedad de Responsabilidad Limitada de Capital Variable.

"Mexican Trust".- Means the guarantee and payment trust that will be created upon request by BANCOMER in respect to the Domestic Portfolio the moment when the guarantee from the Foreign Trust is less than 1.75 (ONE POINT SEVENTY-FIVE) times the balance due of the Loan.

"Foreign Trustee".- Means U.S. Trust Company of California, N.A.

"Mexican Trustee".- Means Fianzas Monterrey Aetna, S.A., Institucion de Fianzas, Grupo Financiero Bancomer (Fianzas Monterrey Aetna, Stock Corporation, Trust Institution, Bancomer Financier Group), or any other trust institution designated through joint agreement by the parties.

"Affiliate".- Means any corporation where BORROWER holds shares of the capital stock in a proportion below 25% (twenty-five percent).


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"Tax on Interest".- Means tax on income applicable to payment of interest by residents in Mexico to foreign financier entities with which Mexico sustains an international treaty to avoid double taxation, which per the date of this Instrument applies to payments of interest at a rate of 4.9% (four point nine percent) without deductions.

"Mexico".- Means the United States of Mexico.

"Promissory Notes". Means each one of the Short-Term Promissory Notes or the Consolidated Promissory Note.

"Short Term Promissory Notes".- Means each one of the promissory notes for a maximum ninety-day term subscribed by BORROWER in favor of BANCOMER during the Revolving Period, documenting Drawdowns against the Loan, which must be drawn up under terms acceptable to BANCOMER.

"Consolidated Promissory Note".- Means the Promissory Note for a two-year period during which the balance due of the Loan shall be consolidated on the last day of the Revolving Period with quarterly maturities, subscribed by BORROWER in favor of BANCOMER at the end of said Revolving Period,


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documenting said balance due, which must be drawn up under terms accepted to
BANCOMER.

"Interest Period".- Means each quarter period for which interest of the Loan will be calculated. The first Interest Period of each Drawdown shall begin on the date of said Drawdown and end on the corresponding date, ninety days after. The second and other Interest Periods shall begin on the day after the immediately previous Interest Period ends and shall end on the corresponding date, ninety days after.

"Revolving Period".- Means the two-year period between the date when this Agreement is signed and the exact date twenty-four months after the date of said signature, during which BORROWER may make payments to the Loan and subject to the provisions hereof again draw from it without exceeding the total amount of the Loan.

"Pesos".- Means the currency of the United States of Mexico.

"Subsidiary".- Means any corporation where BORROWER holds 25% (twenty-five percent) or more of the capital stock or has the faculty to designate the majority of the members of the Board of Directors or through a voting trust, administration


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contracts or other means of control, it is able to decide on the handling of the corporation.

"Values".- Means jointly the warrants and promissory notes derived from the Issue, described in Antecedent I (D) of this Agreement.

(B)  Accounting Terms.
All accounting documents used in this Instrument and in the Loan Documents shall be construed according to accounting principles generally accepted in Mexico established by the Mexican Institute of Public Accountants, unless given another meaning herein.

TWO.- OPENING OF LOAN.- BANCOMER hereby opens for BORROWER a loan on current account with pledge and trust guarantee for up to a principal sum of US$20'000,000.00 (TWENTY MILLION DOLLARS 00/100) which do not include interest and expenses that result from this Agreement.

In regard to the above the parties recognize that per June first 1998 BORROWER has already drawn US$2'000,000.00 (TWO MILLION DOLLARS 00/100), amount which is subject to the terms of this Agreement.

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Under the terms of Article 294 (two hundred ninety-four) of the General Law on
Credit Instruments and Operations the parties agree that BANCOMER shall be authorized to restrict both the amount of the Loan as well as its term, or both at the same time, or to announce the Loan as of a specific date or at any moment, through a simple written notice sent to BORROWER under the terms of this Instrument.

THREE.- DRAWDOWN OF THE LOAN.- During the Revolving Period, once BORROWER informs BANCOMER that its cash flow is insufficient to settle interest derived from the Issue with its own funds, according to Clause FIFTEEN, Section (II), subsection (B) hereof, it may make drawdowns against the Loan for as much as a principal sum of US$6'500,000.00 (SIX MILLION FIVE HUNDRED THOUSAND DOLLARS 00/100) each, to be made precisely 48 (FORTY-EIGHT) hours before June first and December first of each year, beginning on June first nineteen hundred and ninety-eight, as long as it fulfills the conditions on disbursements established in this Agreement and each drawdown does not exceed US$6'500,000.00 (SIX MILLION FIVE HUNDRED THOUSAND DOLLARS 00/100). The foregoing is in the understanding that at the end of the Revolving Period the amount actually disposed of by BORROWER shall not exceed the


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total amount of the Loan, that is, US$20'000,000.00 (TWENTY MILLION DOLLARS
00/100).

During the Revolving Period BORROWER may dispose of the Loan if it fulfills all the conditions established herein in this respect, by means of Short-Term Promissory Notes. At the end of the twenty-fourth valid month of this Agreement the balance of all the Short-Term Promissory Notes that are then due shall be consolidated in a single debt and documented in a Consolidated Promissory Note, which shall be exchanged for the Short-Term Promissory Notes that are then due and be payable through redemptions and quarterly interest.

FOUR.- TERM.- The Loan has a total four-year term, which includes a two-year Revolving Period, beginning on the signing date of this Instrument and a two-year Payment Period, beginning on the date when the Revolving Period ends.

FIVE.- PURPOSE OF THE LOAN.- The purpose of the Loan is to guarantee and accordingly cover to the holders of the bonds that result from the Issue, the punctual payment of semester interest at a 13% annual rate, under the terms of the Issue.


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SIX.- PAYMENT OF THE LOAN.- BORROWER must return the principal amount of the
Loan as follows:

(A) During the Revolving Period BORROWER shall pay BANCOMER for the capital and interest of each Drawdown precisely upon maturity of each of these, in the understanding that the Short-Term Promissory Notes shall be renewable for terms of up to 90 (NINETY) days, in the understanding that the corresponding Payment Dates must coincide with the dates of the next Drawdown, that is, 48 (FORTY-EIGHT) hours before June first and December first of each year.

(B) During the Payment Period BORROWER shall pay BANCOMER for capital and interest of the Loan that is due at the time by means of similar quarterly payments.

If the applicable law obliges BORROWER to any deductions or withholdings on account in federal income tax applicable to payment of interest abroad, BORROWER must make the corresponding withholdings and enter them with the tax authorities, and within the first 20 (twenty) Working Days after it must provide BANCOMER with the corresponding proof evidencing that said taxes or charges have been duly paid.

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SEVEN.- ADVANCE PAYMENTS.
If during the Revolving Period BORROWER should decide to totally or partially pay for the balance due of the Loan it must send BANCOMER a written notice 5
(FIVE) calendar days before, indicating the date when it shall make the advance payment and its amount, in the understanding that once the aforementioned prepayment notice has been made, BORROWER shall be obliged to make said prepayment and also in the understanding that any advance payment (1) must be for a minimum of US$100,000 (ONE HUNDRED THOUSAND DOLLARS) or multiples thereof; (2) must be made on a Payment Date of Principal; (3) shall be made together with interest accrued and due per the date of said advance payment. If the advance payment is made on a date other than the Date of Payment of Principal, BORROWER shall pay a prepayment penalty which BANCOMER shall determine the moment BORROWER notifies it of the advance payment, according to the terms mentioned above. Said penalty shall be payable jointly with the advance payment.

If during the Payment Period BORROWER should decide to totally or partially pay for the balance due of the Loan it must send BANCOMER a written notice 5 (FIVE) calendar days before, indicating the date when it shall make the advance


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payment and its amount, in the understanding that once aforementioned prepayment notice has been made BORROWER shall be obliged to make said prepayment, and also in the understanding that any advance payment (1) shall be applied to credits to the Loan in inverse order to their maturities, commencing with the farthest; (2) shall be made together with interest accrued and due per the date of said advance payment; and (3) shall be made together with the applicable commission on prepayment according to the terms of Clause EIGHT hereof.

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EIGHT.- COMMISSIONS AND INTEREST

II.- COMMISSION ON DRAWDOWNS.
At the moment of each drawdown, BORROWER shall pay BANCOMER a commission equal to 1.50% (ONE POINT FIFTY PERCENT) of the amount of the Drawdown plus applicable Value Added Tax.

III.- COMMISSION ON PREPAYMENT.
If during the Payment Period BORROWER partially or totally pays for the balance due of the Loan, it binds itself to pay BANCOMER a commission on advance payment of the Loan, payable to the latter on the date of each of said advance payments, calculated according to the following:

(1) If the prepayment is made during the first semester of the valid term of this Agreement BORROWER shall pay a commission equal to 0.576% (ZERO POINT FIVE HUNDRED SEVENTY-SIX) of the amount of the advance payment.

(2) If the prepayment is made during the second semester of the valid term of this Agreement BORROWER shall pay a commission equal to 0.330% (ZERO POINT THREE HUNDRED THIRTY percent) of the amount of the advance payment.


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(3)   If the prepayment is made during the third semester of the valid term of this Agreement BORROWER shall pay a commission equal to 0.170% (ZERO POINT ONE HUNDRED SEVENTY percent) of the amount of the advance payment.

(4) If the prepayment is made during the fourth semester of the valid term of this Agreement BORROWER shall pay a commission equal to 0.070% (ZERO POINT ZERO SEVENTY percent) of the amount of the advance payment.

III.- INTEREST

BORROWER shall accordingly pay ordinary or late payment interest over principal due on the Loan, counted based on a 360 (three hundred sixty) day business year by the number of calendar days actually passed since the date of the corresponding drawdown and until it is totally and completely paid, calculated as follows:

(1) Ordinary Interest. BORROWER shall pay ordinary interest on principal due of the Loan at an annual rate of 11.50% (ELEVEN POINT FIFTY PERCENT) plus Federal Income Tax on interest paid to foreign offices of Mexican banks.


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Ordinary interest shall be calculated on balances due and be payable by
BORROWER for quarter periods expired, on each Interest Payment Date.

(2) Interest on Arrears.- In case of default interest shall be applied on balances due of the Loan at an annual rate obtained by multiplying the ordinary interest rate by 1.50 (ONE POINT FIFTY).

Interest on arrears shall apply since the date of the nonperformance and until the total payment, and shall be payable at sight.

(3) Increases in interest Rates through modifications in the applicable Tax Rate.- The parties agree that the above interest rates shall be in effect as long as the income tax rate applicable in Mexico to payment of interest to foreign financial institutions and branches of national financial institutions is the same or less than 4.9% (FOUR POINT NINE PERCENT) of the interest payable. If the rate of said applicable tax were increased BORROWER shall pay the additional amounts required so that BANCOMER receives net yield of 11.50% (ELEVEN POINT FIFTY PERCENT).

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NINE.- APPLICATION OF PAYMENTS. Any amount received by BANCOMER under this
Agreement shall be applied as far as it reaches to pay for liabilities derived from this Agreement, according to the following order:

First, to pay for all and each of the expenses and costs disbursed by BANCOMER to obtain forcible fulfillment of liabilities derived from this Agreement, if this were the case;

Second, any surplus amount after settling the above, to pay for interest on arrears drawn per the date of the payment implicated;

Third, any surplus after the above concepts have been settled shall be applied to pay for ordinary interest drawn per the date of the payment implicated;

Fourth, any surplus after the above concepts have been settled shall be applied to credits to principal due of the Loan, in inverse order to the maturities, commencing with the farthest.

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TEN.- EXPENSES.- All reasonable expenses made in legalizing this Agreement as well as entries and cancellations in Public Registries of Property, notarial fees and expenses, reasonable expenses of the Foreign Trustee and Mexican Trustee, as well as of their technical committees, administration expenses of the Foreign Trust and of the Mexican Trust, fees, expenses and taxes derived from the evaluation of the Foreign Portfolio and of the National Portfolio delivered as guarantee to BANCOMER, as well as for the periodical revisions (quarterly or semestral) made under the terms of this Agreement, expenses by the intervenor, if designated, insurance expenses and premiums disbursed by BANCOMER, expenses on travel, fees and expenses of the external legal consultants of BANCOMER and other expenses related to the above, shall be paid by BORROWER the moment when required by BANCOMER, without the intervention of an attestator or judicial officer. BANCOMER agrees to proceed within its possibilities in order that the amount of the above-mentioned expenses is not above the average in the market.

ELEVEN.- INCREASE IN COSTS.- If because of (a) the enactment or amendment of any law or rule, or any modification in its construction, or (b) fulfillment of any request by any

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central bank or government authority, or (c) advance payment of all or part of the principal sum of the Loan on a date other than the Payment Date of Principal results in increased costs faced by BANCOMER to obtain funds to exhibit or keep valid the Disposal of the Loan, BANCOMER shall report this to BORROWER indicating the amount of the increase. Once said report has been received, BORROWER shall be obliged to pay BANCOMER the amounts which it indicated are necessary for the increased costs and must pay for these within the first 5 (FIVE) working days after the date when the corresponding report was received.

TWELVE.- PLACE AND FORM OF PAYMENT.- All payments by BORROWER to BANCOMER according to this Agreement and the Promissory Notes shall be precisely in dollars and without need of prior requirement, credited before 11:00 A.M. (New York Time) to account number 400-210568 kept by BANCOMER with Chase Manhattan Bank, N.A. located at 277 Park Avenue, New York, N.Y. 10072, or else in any other location designated by BANCOMER through a simple written notice addressed to BORROWER.

THIRTEEN.- TAXES.- Amounts due by BORROWER shall be covered without any deduction and free of any taxes, contributions,


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deductions or withholdings of any kind imposed or encumbered at any moment by any authority with respect to payment of principal or interest abroad, except for tax on interest paid to financial institutions abroad that are duly registered according to Article 154 (one hundred fifty-four) and other related articles of the Federal Income Tax Law in effect, which for a maximum 4.9% (FOUR POINT NINE PERCENT) shall be withheld and paid to the corresponding tax authorities by BORROWER. In case of any other taxes or charges BORROWER must pay for the additional amounts as required so that BANCOMER receives the amounts as would correspond to if such taxes, contributions, deductions or withholdings had not been applied.

Based on the foregoing and except for the above provisions BORROWER binds itself to hold BANCOMER harmless from any taxes or fiscal charges that result from or are in regard to this Agreement, the Loan or the Promissory Notes, that are not duly paid or entered by BORROWER. This obligation shall remain in effect throughout the entire prescription term of tax liabilities according to the applicable laws.

Within the first 20 (twenty) calendar days after the date when each payment of applicable taxes or those related to the

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Loan and the Promissory Notes must be made, BORROWER shall send the original or certified copies of the statements or official receipts that evidence the payment of said taxes BANCOMER to the last domicile provided by the latter in this Agreement.

FOURTEEN.- PROMISSORY NOTES.- Promissory notes subscribed by BORROWER to the order of BANCOMER under this Agreement shall be understood in recognition of amounts disposed of by BORROWER, as a form of additionally documenting them.

BANCOMER may discount, transfer, assign, endorse or negotiate before the maturity date of the Promissory Notes under the terms of the applicable laws and this Instrument shall serve as the express authorization required by
Article 299 (TWO HUNDRED NINETY-NINE) of the General Law on Credit Instruments and Operations.

FIFTEEN.- CONDITIONS OF THE LOAN.- BANCOMER'S obligation to make disbursements according to this Agreement is subject to BORROWER'S prior fulfillment of the following conditions:

I. At least 5 (FIVE) working days before the signing date of Agreement provide BANCOMER with the original copies of the following documents and powers that prove the legal existence of BORROWER and of GUARANTOR, as well as the faculties of their agents, which include their entry data before the corresponding Public Registry.

III. Provide BANCOMER the following on the signing date of this Agreement:

(A)  This Agreement, duly signed by BORROWER and GUARANTOR.

(B) Evidence that the Foreign Trustee has modified the Foreign Trust to the effect that the first trustee is BANCOMER, substituting GUARANTOR or has established a guarantee in favor of BANCOMER regarding the rights of collection of said Foreign Portfolio, all to the satisfaction of BANCOMER.

(C) Evidence issued by BORROWER to the effect that it is in fulfillment of the obligations of performing and not performing over any other loan agreement hired previously.
III. Before each Drawdown provide BANCOMER:

(A) Evidence issued by BORROWER to the effect that its cash flow is sufficient to settle with its own funds the interest derived from the credits that result of the Issue, under the terms thereof.

(B) Evidence issued by the Foreign Trustee to the effect of having affected a Foreign Portfolio under guarantee, in a minimum proportion of 1.75:1 (ONE POINT SEVENTY-FIVE TO ONE) with respect to the balance due of the Loan, including the Drawndown implicated.

IV. Once the Mexican Trust has been created under the terms and conditions of this Agreement, BORROWER and/or GUARANTOR must deliver the following to BANCOMER at least five working days before each Drawdown:

(A) The Mexican Trust, drawn up in terms that are acceptable to the parties and that comply with the provisions of Clause EIGHTEEN of this Instrument.

(B) Endorsement in favor of the Mexican Trustee of the National Portfolio that is affected under the Mexican Trust.

(C) Evidence of having issued a written notice to the debtors of GUARANTOR and of any other operator company of the group of economic interest to which BORROWER and GUARANTOR belong, according to the National Portfolio that is affected under the Mexican Trust, to the effect that "its promissory note was assigned to a credit institution".

(D) Evidence of having notified the collections firms of the National Portfolio endorsed to BANCOMER so that they continue to receive payments on capital, interest, advance payments, accelerated redemptions and all amounts made by the clients in favor of their debt, so that the amounts are concentrated in the Mexican Trust.

(E) Evaluation of the National Portfolio in guarantee in favor of BANCOMER by Mancera Hermanos, S.C., Ruiz Urquiza, S.C. or any other Public Accountant Firm acceptable to BANCOMER.

BANCOMER expressly withholds itself the right to not receive under guarantee a National Portfolio that does not comply with a length of balances less than thirty calendar days, with fees, expenses and taxes derived from this appraisal for the account of BORROWER, as well as expenses on quarterly or semestral revisions made of it.

(F) Evidence issued by the Mexican Trust to the effect of having affected a National Portfolio under guarantee in a minimum proportion of 1.75: 1 (ONE POINT SEVENTY-FIVE TO ONE) in respect to the balance due of the Loan, including the Drawdown implicated and considering the guarantees established in the Foreign Trust.

V. No later than the date of each Drawdown provide BANCOMER the promissory notes that document the Drawdown implicated, subscribed by BORROWER.

SIXTEEN.- OBLIGATIONS TO ACT.- As long as any portion of the Loan is due and consequently BORROWER has any liability pending fulfillment, BORROWER and GUARANTOR bind themselves to proceed as specified below, unless prior written consent is obtained from BANCOMER dispensing them from any of said liabilities, in which case said consent or approval shall have effects only and exclusively for the matter and specific occasion for which it was granted:

(A)  Information Requirements. Provide BANCOMER with the following information:

1. As soon as available and in any case within the first 45 (FORTY-FIVE) calendar days after the close of each quarter period of the business years of both BORROWER and GUARANTOR, provide an internal quarterly financial statement for said companies per the close of said quarter period, which must at least include: a general balance sheet, profit and loss statements and cash flows with the analytical ratios and signed by the representative of the company implicated.

2. As soon as available and in any case within the first 180 (ONE HUNDRED EIGHTY) calendar days after the close of the business year of both BORROWER and GUARANTOR, their respective Subsidiaries and Affiliate Companies, must provide a copy of the annual financial statements of each of said companies, individual and consolidated, over which an audit report has been passed by one of the six independent public accountant firms with greater international prestige or by any other that is acceptable to BANCOMER.

3. Immediately after any action, claim or proceeding is filed or notified before any court, board, government entity or commission, provide BANCOMER with a notice indicating the details of the claim or the proceeding implicated, in the event of (a) claims on taxes, products, exploitations or contributions for social security of a local or federal order, for an amount above or equal to P$250,000.00 (TWO HUNDRED FIFTY THOUSAND 00/100 DOLLARS); or
(b) in any other case, for an amount above the equivalent of 3.0% (THREE PERCENT) of the yearly sales of any one of them.

4. On the date when BANCOMER reasonably requests any other information on the financial standing or of any other nature with respect to BORROWER or GUARANTOR, provide BANCOMER said information, as long as it is immediately available.

5. Within the first 10 (TEN) calendar days before the date when they are to be agreed, any amendment in the articles or incorporation and by-laws, any change in representatives before BANCOMER and any modification of the faculties invested on the representatives, as well as any other change in its structure and operation that could substantially affect the good performance of its respective company. These communications must be accompanied by the corresponding justifying documents, in the understanding that BANCOMER shall not unreasonably delay or reject its consent.

6. As soon as possible, but under all circumstances within the first 10 (TEN) calendar days after the date when the

Cause of Advance Termination occurs, or an event that with the passing of time, its notification or both constitute a Cause of Advance Termination, provide a notice by the main officer of BORROWER or of GUARANTOR manifesting the details of said Cause of Advance Termination and the measures assumed by said company or which it intends to assume in this respect.

7. Notify BANCOMER in writing at least 30 (THIRTY) working days in advance of any possible reduction of more than 10% (TEN PERCENT) of the capital stock of BORROWER, GUARANTOR or any of their respective subsidiaries.

8. As soon as possible, but in any case not less than 10 (TEN) working days before, provide a written notice on expenses in capital or investments in fixed assets made by BORROWER or GUARANTOR, considered individually or altogether during quarter periods of a fiscal year, that are above US$1'000,000.00 (ONE MILLION 00/100 DOLLARS) or the equivalent in Mexican Currency, indicating the amount, destination and source of the funds for such purpose.

If there are deviations from the amount proposed, explain to BANCOMER the nature of these so that BANCOMER can authorize the investment implicated, which shall not be unreasonably denied.

9. As soon as available but in all cases within the first 10 (TEN) calendar days after the close of each quarter period, provide a report of its respective approvals for expenses in capital or investments in fixed assets made during the immediately previous quarter period, for amounts above US$2'000,000.00 (TWO MILLION 00/100 DOLLARS) or the equivalent in Mexican Currency, considering altogether BORROWER, GUARANTOR, C.R. Resorts Cancun, S. de R.L. de C.V. and C.R. Resorts Los Cabos, S. de R.L.

10. As soon as available, but in any case within the first 60 (SIXTY) calendar days after the start of each calendar year, provide an executive summary of its master operations budget for the year commencing, including the proforma financial statements (general balance, profit and loss statement, statement of changes in capital and statement of changes in the financial position and cash flow), all considering BORROWER and GUARANTOR as a whole.

(B) Sustain itself as a corporation in operation and without modifying its line of business.

(C) Sustain its legal status, not modifying its corporate purpose nor its stock structure without prior written authorization by BANCOMER, whose consent shall not be unreasonably denied.

(D) Allow BANCOMER and/or whoever the latter designates to make periodical calls, subject to prior notice and without interfering in the normal operation of the business, also providing periodical information reasonably requested by BANCOMER.

(E) Be insured against any insurable risk, including but not limited to fire, earthquakes, floods, hurricanes, hurricane winds, cyclones, storms and any other coverage for an adequate protection of all and each of the goods owned or leased by BORROWER, GUARANTOR or their respective Affiliate or Subsidiary Companies, according to standards in effect in Mexico. The corresponding policy or policies for the goods that form the guarantee established under the terms of this Instrument must be endorsed in favor of BANCOMER.

(F) Invoice at market prices comparable to average prices in the hotel industry all the goods and services provided between BORROWER, GUARANTOR and their respective Subsidiary and Affiliate Companies.

(G) Sustain in the sales agreements on time sharing the terms, conditions and periods (including but without limitation, the amounts of any kind of considerations) similar to those which they have executed at the present time and in general, handle sales under competitive conditions and equivalent to the developments market of a similar category unless BANCOMER grants its written consent to modify them.

(H) Substantially keep effective the preventive and corrective maintenance programs, as well as the reserve for replacement or exchange, in order that the time-sharing units will always substantially have the category of services, furniture, decoration and other related aspects which they display at the present time.

(I) Keep an investment program that assures the quality of the services to be provided to clients in each development.

(J) FINANCIAL RATIOS. BORROWER and GUARANTOR must sustain the following financial ratios, in the understanding that in determining all the indexes and accounting concepts defined in this instrument made for annual inspections, the consolidated and individual annual financial statements must be considered as grounds, audited at the close of the corresponding fiscal year, and for quarterly inspections the internal financial statements prepared on a quarterly basis by BORROWER and GUARANTOR must be used.

(1) At a consolidated and individual level keep an index of inventories of units (inventories at cost) to be sold plus the amounts of notes collectible at short and long terms over the amount of debt, equal or above: 0:42: 1.0 (ZERO POINT FORTY-TWO TO ONE POINT ZERO) during 1998 (NINETEEN HUNDRED AND NINETY-EIGHT); 0.57: 1.0 (ZERO POINT FIFTY-SEVEN TO ONE POINT ZERO) during 1999 (NINETEEN HUNDRED AND NINETY-NINE); 0.76: 1.0 (ZERO POINT SEVENTY-SIX TO ONE POINT ZERO) during the year 2000 (TWO THOUSAND); 0.64: 1.0 (ZERO POINT SIXTY-FOUR TO ONE POINT ZERO) during the year 2001 (TWO THOUSAND ONE).

(2) Sustain an Interest Coverage Index (defined as EBITDA (entries before interest, taxes, depreciation and amortization) plus cost of sales during the holiday period over expenses in interest, in the understanding that expenses in interest cannot be reduced by income on interest during the period) nor be below 3.95: 1.0 (THREE POINT NINETY-FIVE TO ONE POINT ZERO) during 1998 (NINETEEN HUNDRED AND NINETY-EIGHT); 5.25: 1.0 (FIVE POINT TWENTY-FIVE TO ONE POINT ZERO) during 1999 (NINETEEN HUNDRED AND NINETY-NINE); 7.44: 1.0 (SEVEN POINT FORTY-FOUR TO ONE POINT ZERO) during the year 2000 (TWO THOUSAND); 1.71: 1.0 (ONE POINT SEVENTY-ONE TO ONE POINT ZERO) during the year 20001 (TWO THOUSAND ONE); 0.51: 1.0 (ZERO POINT FIFTY-ONE TO ONE POINT ZERO) during the year 2002 (TWO THOUSAND TWO); AND 1.45: 1.0 (ONE POINT FORTY-FIVE TO ONE POINT ZERO) during the year 2003 (TWO THOUSAND THREE).

(K) Execute all operations at market prices and fees in order to acquire goods or services handled with third parties, including GUARANTOR, its Affiliate and Subsidiary Companies, and on other company where the above hold a part of the shares, and inform BANCOMER regarding each of these within the first 15 (FIFTEEN) calendar days after each quarter period closing.

(L) Sustain and see that its respective Subsidiaries and/or Affiliate companies keep adequate accounting books and records where complete entries are made according to accounting principles generally accepted in Mexico and applied consistently, reflecting all financial operations by the company implicated.

(M) Assume all measures required at any moment in order to obtain and keep in full effect all registrations, authorizations and government approvals that are necessary or advisable for BORROWER and GUARANTOR to fulfill their liabilities according to this Instrument.

SEVENTEEN.- OBLIGATIONS TO NOT ACT.- As long as any part of the Loan is due and as long as there exists any liability pending fulfillment, BORROWER and GUARANTOR bind themselves to refrain, and see that their respective Subsidiaries and Affiliate Companies refrain from any of the activities mentioned below, unless they obtain the written consent by BANCOMER, in which case such consent or approval shall be in effect only and exclusively with respect to the specific matter and occasion for which it was granted:

(A) Introduce any substantial modification in its administration and sales system that directly or indirectly results in a reduction or deviation of cash flows derived from exploiting time-sharing.

(B) Hire any loan or loans whatsoever both at an individual as at a consolidated level without prior written authorization by BANCOMER, unless the product obtained is applied to advance payment of this Loan.

(C) Encumber or totally or partially transfer its existing Fixed Assets, both at an individual as at a consolidated level.

(D) Grant loans or advance payments to its shareholders, direct or indirect headquarter companies, or any third party except for loans or advance payments to GUARANTOR, its Subsidiaries, suppliers or employees, according to normal practice by BORROWER and GUARANTOR and credit on sales to its clients within normal parameters of the Hotel Industry.

(E) Make sales by volumes (wholesale) of weeks and/or time-sharing units both to individuals as to corporations, unless at least 50% of the product thus obtained is applied to advance payment of the Loan.

(F) Make any issue of debt or capital both in the national or international markets unless the product thereof is assigned to advance payment of the Loan.

EIGHTEEN.- GUARANTEE.- To guarantee fulfillment of all and each of BORROWER'S liabilities as well as punctual and due payment both of principal as of ordinary interest and interest on arrears caused by the latter, charges, costs, expenses or taxes and any other payment liabilities assumed or that result for BORROWER'S account under the terms of this Instrument and of other documents related to the Loan, FOREIGN TRUSTEE AND GUARANTOR establish a chattel guarantee over the rights of collection to which GUARANTOR may be entitled according to the Foreign Trust, in order to keep an estimate of 1.75: 1 (ONE POINT SEVENTY-FIVE TO ONE) between the amount of the Foreign Portfolio placed as guarantee and the balance due of the Loan.

If due to any circumstance the Foreign Portfolio in the Foreign Trust were insufficient to sustain the estimate indicated in the preceding paragraph GUARANTOR binds itself that within a term not above 15 (fifteen) calendar days it will establish a Mexican Trust with the Mexican Trustee. The National Portfolio in Dollars and the National Portfolio in Pesos and UDIS, the last two for their equivalent in Dollars, that are affected under the Mexican trust must add up to an amount that at all moment represents a minimum proportion of

1.75: 1 (ONE POINT SEVENTY-FIVE TO ONE). In this respect the National Portfolio in Dollars will be primarily affected, and accordingly, the National Portfolio in Pesos and UDIS shall be affected by the part not covered.

The National Portfolio that is affected in the Mexican Trust must in the means possible have expirations that coincide with the Promissory Notes so that the product of said National Portfolio is applied as source not solely and exclusively of the payment of the Loan.

NINETEEN.- CASES OF ADVANCE EXPIRATION.- BANCOMER may proceed with advance termination of the Loan established herein and demand payment of the principal due of the Loan and of the Promissory Notes, together with interest accrued and due and other amounts payable, in the event that BORROWER, GUARANTOR or their Subsidiaries do not fulfill any of the obligations derived from the documents of the Loan or from any other document related to these, including but not limited to the following:

(A) If BORROWER no longer punctually makes a payment to capital, interest or any amount due as specified in this Agreement and/or the Promissory Notes subscribed and other amounts payable according to the documents of the Loan.

(B) If BORROWER, GUARANTOR or any of their respective Affiliate Companies or Subsidiaries encumber or transfer any of their assets registered in their accounting records per the date of this Instrument without prior authorization by BANCOMER, except for those encumbered on account of this Loan.

(C) If BORROWER or GUARANTOR (i) declare themselves in a state of bankruptcy or suspension of payments; (ii) are taken over by any authority; (iii) admit in writing their incapacity to pay their debts upon maturity; (iv) make a general assignment of goods in benefit of creditors; or (v) initiate any proceeding that attempts any of the above; or (vi) situations appear that affect the good performance of BORROWER, GUARANTOR or of any of their respective Subsidiaries, or endanger the economic or financial stability of any one of them, as long as in this latter case, they continue for 30 (THIRTY) calendar days or more.

(D) If there were any nonfulfillment in respect to any other loan agreement executed by BORROWER or GUARANTOR with any third party, if said fulfillment results in advance expiration of said loan.

(E) If the Shareholders' Meeting of BORROWER, GUARANTOR or any of their respective Affiliate Companies or Subsidiaries at any time during the valid term of the Agreement resolve to declare a payment of dividend, except through prior written authorization by BANCOMER.

(F) If BORROWER, GUARANTOR or any of their respective Affiliate Companies or Subsidiaries reduce the fixed or variable portion of their capital stock.

(G) If BORROWER or GUARANTOR do not provide BANCOMER with the financial statements for the economic entity formed with their Subsidiaries or Affiliate Companies, including both the annual financial statements, over which a judgement report must be passed per the closing date of their business year by an independent public account that is acceptable to BANCOMER, such as the financial statements prepared for its Administration for calendar quarter periods, with the accrued results for the corresponding year.

(H) If BORROWER, GUARANTOR or any of their respective Affiliate Companies or Subsidiaries abandons the administration of its business.

(I) If BORROWER OR GUARANTOR unjustifiably stops comply with any of its tax liabilities, local and federal, both as a taxpayer as a withholding entity, as well as in respect to payments to the Mexican Social Security (IMSS), the National Housing Fund (INFONAVIT), the Retirement Savings System (SAR) or any other related to operation of its business, and as a consequence the competent authority rules an order of execution against it and it is not paid within the first 60 (SIXTY) calendar days after or within the term that legally applies to this, whatever results first.

(J) If any of the recitals or statements under oath made in any of the Documents of the Loan by BORROWER or any of its Subsidiaries proves to be false or inexact.

(K) If any authority expropriates, attaches, assumes the custody or takes over control of all or part of the goods of BORROWER, GUARANTOR or their respective Subsidiaries or Affiliate Companies, dismisses the present administration or limits its authority to operate the business.

(L) If BORROWER, GUARANTOR or their respective Subsidiaries executes any bond or guarantee or binds itself severally or jointly in favor of third parties without prior written consent by BANCOMER.

(M) If the Shareholders' Meeting of either BORROWER OR GUARANTOR or any of their respective Subsidiaries decides on the merger, liquidation or splitting of the company implicated.

(N)   If the Mexican Trust is not created as agreed in this Instrument.

(N) If the use or exploitation were presented or restricted, of all or part of the public areas or of common use in the facilities from where the National Portfolio and the Foreign Portfolio derive, or if the companies implicated were transferred, assigned, segregated, encumbered, merged or for any reason their use or exploitation were prevented or restricted.

(O) If during the valid term of the Loan Mr. John McCarthy Sandland is substituted in his General Management and Administration functions of the time-sharing business. In the event that he must be substituted, BORROWER must provide BANCOMER with data on the person who is intended to substitute him, and obtain prior written authorization by BANCOMER for such change.

(P) If the amount of the Loan is not precisely applied to the purposes contained in Clause Five of this Instrument.

(Q) If BORROWER, GUARANTOR or their respective Subsidiaries or Affiliate Companies stop providing BANCOMER with the information or documents which it requests under the terms of this Agreement and said deficiency is not corrected within a ten day term, if the information implicated is no longer subject to a term for its delivery according to this Agreement.

(R) If any of the provisions or specifications of any of the Documents of the Loan were void or incoercible.

TWENTY.- MODIFICATIONS.- No modification of a term or condition whatsoever of this Agreement and no consent and dispensation in regard to any of said terms and conditions shall have effects under any circumstance, unless it is recorded in writing and subscribed by the parties, and even then said modification, dispensation or consent shall only have effects for the case and specific purposes for which it was granted.

The parties agree that the exhibits of this Agreement, duly signed by their representatives, form part of it and therefore also bind them. Any modification, addition or explanation of said exhibit must be consented to in written form and signed by the parties.

TWENTY-ONE.- NOTICES.- Any notice and communication provided for or required according to this Agreement shall be made in writing and delivered or sent to each party of this Agreement to the addresses indicated in this Clause, or to any other address provided by said party through a written notice issued to the other party of this Agreement. Said notices and communications shall be effective when delivered as stated above, and no notice shall have effects until it has been effectively received by the party to whom it was addressed.

In regard to the foregoing and for all matters concerning this Agreement and the other documents of the Loan, as well as any other document related to them, the parties provide the following domiciles:

BORROWER and SURETY-GUARANTOR:

                           Boulevard Adolfo Ruiz Cortines No. 3642
                           Piso 7

                           Colonia Jardines del Pedregal
                           Codigo Postal 01900
                           Mexico, Distrito Federal.

BANCOMER:

                           Avenida Universidad 1200
                           Colonia Xoco
                           Codigo Postal 03339
                           Mexico, Distrito Federal.

TWENTY-TWO.- JURISDICTION.- In respect to all matters concerning this Agreement, the other documents of the Loan and the documents related or derived from these, the parties expressly submit themselves to the jurisdiction of the competent courts of the City of Mexico, Federal District, and disclaim any other jurisdiction that could correspond to them by way of their present or future domiciles or for any other reason.

TWENTY-THREE.- APPLICABLE LAW.- This Agreement, the Promissory Notes and other documents of the Loan shall be governed and construed in accordance with the laws in effect in the United States of Mexico.

In witness whereof the parties of this Agreement sign this Agreement in the City of Mexico, Federal District on July 20, 1998.

On behalf of:                                On behalf of:

BORROWER                                     GUARANTOR
CR RESORTS CAPITAL,                          CR RESORTS PUERTO
S. DE R.K. DE C.V.                           VALLARTA,
                                             S. DE R.L. DE C.V.

-------------------------------------------
John McCarthy Sandland                       John McCarthy Sandland
Position: Agent                              Position: Agent



On behalf of:
                                    BANCOMER
                                 BANCOMER, S.A.
                         Institucion de Banca Multiple
                                Grupo Financiero
                              Grand Caiman Branch



-------------------------------------------
Jose Antonio Palacios                       Jose Luis Iturbide Guerra
Director General                            Director, Communication
and                                         Services, Corporate
Corporate Banking                           Banking